SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2003

TEXAS PACIFIC LAND TRUST
(Exact Name of Registrant as Specified in its Charter)

Not Applicable	1-737	75-0279735
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

1700 Pacific Avenue, Suite 1670, Dallas, Texas 75201
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 214-969-5530

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 12.  Results of Operations and Financial Condition.

        Texas Pacific Land Trust (the “Trust”) hereby incorporates by reference the contents of a Report of Operations — Unaudited, announcing certain of its financial results for the three month and nine month periods ended September 30, 2003 which was released to the press on November 11, 2003. A copy of the report of operations is furnished as Exhibit 99.1 to this Report on Form 8-K.

        Rentals, royalties and other income for the three months ended September 30, 2003 in the Report of Operations–Unaudited includes $264,578 receivable from certain oil and gas companies as a result of an audit conducted by the Trust of those companies’ calculations of certain past royalty payments. This amount accounted for $0.08 of the $0.66 Net income per sub-share for the three months ended September 30, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     November 11, 2003

TEXAS PACIFIC LAND TRUST By: /s/ Roy Thomas —————————————— Roy Thomas, General Agent and Chief Executive Officer

EXHIBIT INDEX

99.1	Report of Operations – Unaudited of Texas Pacific Land Trust, for the Three Month and Nine Month Periods Ended September 30, 2003 and 2002.